CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
Putnam Investment Funds:

We consent to the use of our report dated April 4, 2003, incorporated in this Registration Statement by reference, to the Putnam Small Cap Value Fund, a series of Putnam Investment Funds, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                               /s/ KPMG LLP

Boston, Massachusetts
June 24, 2003